EXHIBIT 99.2

Proforma Condensed Combined Financial Information

The accompanying unaudited proforma condensed combined financial information have been prepared to present the balance sheet and statements of operations of Starlight Supply Chain Management Company (the “Company”), to indicate how the combined financial statements of the Company might have looked like if the acquisition of Sing Kong Supply Chain Management Co. Limited, (“Sing Kong-HK”) (including its wholly-foreign owned entity, Starlight Consultation Service (Shenzhen) Co., Ltd. (“WFOE”)), and Sing Kong Supply Chain Management Co. Ltd. Shenzhen (“Sing Kong-China” or the “Operating Company”) and transactions related to the acquisition had occurred as of the beginning of the periods presented. Sing Kong-HK, the WFOE and Sing Kong-China shall be collectively referred to as “Sing Kong.”

The proforma condensed combined balance sheet as of April 30, 2016 is presented as if the acquisition of Sing Kong had occurred on April 30, 2016.

The proforma condensed combined statements of operations for the year ended April 30, 2016, are presented as if the acquisition of Sing Kong had occurred on May 1, 2015 and were carried forward through each of the aforementioned periods presented.

The proforma condensed combined financial statements should be read in conjunction with a reading of the historical financial statements and accompanying notes of the Company included in the Annual Report on Form 10-K for the fiscal year ended April 30, 2016 and of Sing Kong included in this Form 8-K for the year ended April 30, 2016.

These proforma condensed combined financial statements are presented for illustrative purposes only and are not intended to be indicative of actual consolidated financial position and consolidated results of operations had the purchase been in effect during the periods presented, or of consolidated financial condition or consolidated results of operations that may be reported in the future.

Note the pro forma adjustments contained in the pro forma condensed financial statements relate to the assumptions of all prior and existing liabilities of the Company upon consummation of the purchase.

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Proforma Condensed Balance Sheet

As of April 30, 2016

(Stated in U.S. Dollars)

	Historical			Pro Forma
	Sing Kong-China	Sing Kong-HK & WOFE	Starlight	Adjustments	Note 2	Combined

ASSETS
Current assets
Cash and cash equivalents	$14,481		-			14,481
Account receivables	103,924		-			103,924
Other receivables	9,543		-			9,543
Escrow fund receivables	-		50	(50)	(1)	-
Total current assets	127,948		50			127,948
Non-current assets
Property, plant and equipment	2,402		-			2,402
Total non-current assets	2,402		-			2,402
Total assets	130,350		50			130,350

LIABILITIES AND STOCKHOLDERS’ DEFICIT

LIABILITIES
Current liabilities
Account payables	-		26,288	(26,288)	(1)	-
Receipt in advance	103,926		-			103,926
Other payables	6,152		-			6,152
Amount due to shareholder	65,672	593	23,000	(23,000)	(1)	66,265
Wages payables	9,972		-			9,972
Tax payables	2,998		-			2,998
Total current liabilities	188,720	593	49,288			189,313
Deferred tax liabilities	-	-	-			-
Total non-current liabilities	-	-	-			-

Total liabilities	188,720	593	49,288			189,313
Commitments and contingencies
STOCKHOLDERS’ DEFICIT
Preferred stock	-	-	-			-
Common stock	-	129	20,700	(20,700)	(1)	475,222
				475,222	(2)
				(129)	(3)
Additional paid-in capital	-		37,100	(37,100)	(1)	(475,222)
				(475,222)	(2)
				129	(3)
				(129)	(4)
Accumulated deficit	(58,285)	(593)	(107,038)	107,038	(1)	(58,878)
Subscription receivables	-	(129)		129	(4)	-
Accumulated other comprehensive loss	(85)		-			(85)
Total stockholders’ (deficit) equity	(58,370)	(593)	(49,238)			(58,963)
Total liabilities and stockholders’ deficit	130,350	-	50			130,350

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Proforma Condensed Statement of Operations

For the Year Ended April 30, 2016

(Stated in U.S. Dollars)

	Historical			Pro Forma
	Sing Kong-China	Sing Kong-HK & WOFE	Starlight	Adjustments	Note 2	Combined

Revenue	$14,791,123	-	-			14,791,123
Cost of revenue	(14,771,500)	-	-			(14,771,500)
Gross profit	19,623	-	-			19,623

Operating expenses
Selling	-	-	13,979	(13,979)	(1)	-
General and administrative	77,603	593	49,088	(49,088)	(1)	78,196
Income/(Loss) from operations	(57,980)	(593)	(63,067)			(58,573)
Other loss	(305)	-	-			(305)

Income/(Loss) before income taxes	(58,285)	(593)	(63,067)			(58,878)
Provision for income taxes	-	-	-			-
Net Income/(Loss)	(58,285)	(593)	(63,067)			(58,878)
Foreign currency translation adjustment	(85)	-	-			(85)
Comprehensive Income/(Loss)	(58,370)	(593)	(63,067)			(58,963)

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Proforma Condensed Statement of Operations

For the Period Ended July 31, 2016

(Stated in U.S. Dollars)

	Historical			Pro Forma
	Sing Kong-China	Sing Kong-HK & WOFE	Starlight	Adjustments	Note 2	Combined

Revenue	$16,511,886	-	-			16,511,886
Cost of revenue	(16,486,549)	-	-			(16,486,549)
Gross profit	25,337	-	-			25,337

Operating expenses
Selling	-	-	13	(13)	(1)	-
General and administrative	79,745	4,946	19,529	(19,529)	(1)	84,691
Income/(Loss) from operations	(54,408)	(4,946)	(19,542)			(59,354)
Other loss	(130)	-	-			(130)

Income/(Loss) before income taxes	(54,538)	(4,946)	(19,542)			(59,484)
Provision for income taxes	-	-	-			-
Net Income/(Loss)	(54,538)	(4,946)	(19,542)			(59,484)
Foreign currency translation adjustment	(4,621)	7	-			(4,614)
Comprehensive Income/(Loss)	(59,159)	(4,939)	(19,542)			(64,098)

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Notes to Pro Forma Condensed Financial Statements

Note 1 – Basis of Presentation

The proforma condensed combined balance sheet as of April 30, 2016, and the proforma condensed combined statements of operations for the year ended April 30, 2016, are based on the historical financial statements of the Company and Sing Kong after giving effect of the reverse merger between the Company and Sing Kong on April 30, 2016, and the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information.

Note 2 – Adjustments

(1)	To eliminate assets and liabilities retained by predecessor owners of the Company

(2)	To adjust the common stock to 4,752,217,304 shares.

(3)	To eliminate the common stock of Sing Kong-China.

(4)	To eliminate the subscription receivables of Sing Kong-HK.

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